UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 19, 2009
Date of Report (Date of earliest event reported):
INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     In June 2009, Stephen M. Bennett, a board member of Intuit, adopted a stock trading plan related to the exercise and sale of up to 500,000 shares issuable under options granted in February 2001, which expire in February 2011. Pursuant to this plan, a brokerage firm may exercise Mr. Bennett’s stock options and sell the issued shares before the expiration date of the option. The exercise and sale transactions under this plan will only be executed if the market price of Intuit stock exceeds certain limit prices set forth in the plan.
     This plan is intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and was adopted in accordance with Intuit’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.
     Transactions under this plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2009	INTUIT INC.
	By:	/s/ Laura A. Fennell
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary